Exhibit 5.2

November 14, 2018 ReWalk Robotics Ltd. 3 Hatnufa Street, Floor 6 Yokneam Ilit 2069203, Israel Ladies and Gentlemen:

We have acted as U.S. counsel to ReWalk Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company (the “Offering”) of the following pursuant to a registration statement on Form S-1 (File No. 333-227852) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2018:

(A) units (the “Common Units”), each consisting of (i) one ordinary share, par value NIS 0.01 per share (each, an “Ordinary Share” and collectively, the “Ordinary Shares”), of the Company (each, an “Offering Share” and collectively, the “Offering Shares”) and (ii) one common warrant to purchase one Ordinary Share (each, a “Common Warrant” and collectively, the “Common Warrants”);

(B) pre-funded units (the “Pre-Funded Units” and together with the Common Units, the “Units”), each consisting (i) one pre-funded warrant (collectively, the “Pre-Funded Warrants” and, together with the Common Warrants, the “Offering Warrants”) to purchase one Ordinary Share and (ii) one Common Warrant; and

(C) warrants to purchase Ordinary Shares (the “Underwriter Warrants” and, together with the Offering Warrants, the “Warrants”) to be issued to the underwriters of the Offering (the “Underwriters”) as compensation for their services pursuant to an underwriting agreement to be entered into between the Company and H.C. Wainwright & Co., LLC, as representative of the Underwriters, substantially in the form attached as Exhibit 1.1 to the Registration Statement.

The Ordinary Shares underlying the Warrants are collectively referred to herein as the “Warrant Shares.” For purposes of this opinion, the terms “Offering Shares,” “Warrants” and “Warrant Shares” shall also include any additional Offering Shares, Warrants and Warrant Shares registered by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), in connection with the Offering contemplated by the Registration Statement (a “462(b) Registration Statement”).

Each series of Pre-Funded Warrants, Common Warrants and Underwriter Warrants will be issued substantially in the forms thereof filed as Exhibits 4.6, 4.7 and 4.8 to the Registration Statement (the “Forms of Warrant”).  This opinion letter is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus that forms a part thereof, any prospectus filed pursuant to Rule 424(b) with respect thereto or any 462(b) Registration Statement, other than as expressly stated herein with respect to the issuance of the Warrants.

We have examined such documents, including the Registration Statement and exhibits thereto (including the Forms of Warrant and the form of Underwriting Agreement), certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein. We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

Our opinions set forth herein are limited to the laws of the State of New York and we do not express any opinion herein concerning any other laws.  Various issues concerning the laws of the State of Israel, including with respect to the authorization of the Units and Warrants and several matters relating to the Offering Shares and the Warrant Shares, are addressed in the opinion of Goldfarb Seligman & Co., separately provided to you.  We express no opinion with respect to those matters, except as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein. To the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when duly authorized by all necessary corporate action and upon (i) the offering and sale of the Units and the Warrants in accordance with the Underwriting Agreement and (ii) receipt by the Company of the consideration therefor in accordance with the terms of the Underwriting Agreement, the Units and Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity).

The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to Registration Statement and any 462(b) Registration Statement, and to the references to this firm in the sections entitled “Legal Matters” in the Registration Statement, the prospectus that forms a part thereof or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC as part of the Registration Statement or any Rule 462(b) Registration Statement.

Very truly yours,

/s/ White & Case LLP
White & Case LLP